EXHIBIT 99.1

ENG Reports Q3 2022 Results

HOUSTON, TX, November 8, 2022 -- ENG (NASDAQ:ENG), a leading provider of innovative project delivery solutions for the energy industry, today reported revenue of $13.1 million for the third quarter ended September 24, 2022, a 121% increase on revenue of $5.9 million for the third quarter ended September 25, 2021.

The company’s $7.2 million increase in third quarter revenue over last year was primarily due to progress of work on existing contracts and new awards within the Government Services segment and the award of several new projects within the Commercial segment.

The company reported a net loss of $2.3 million, or $(.07) per share, versus net income of $2.4 million, or $.07 per share, compared to the same period last year.

On a comparable basis, the company’s bottom line performance improved by $1.7 million excluding the $6.4 million in Other Income from 2021, which consisted of $5.0 million for the forgiveness of a PPP loan and a $1.4 million employee retention credit.

Cash on hand at September 24, 2022 was $9.7 million.

"Once again we have seen impressive quarterly revenue growth,” said CEO Mark A. Hess, “and our backlog has improved to $15.7 million compared to $8.4 million at the end of Q3 last year.”

"The third quarter of 2022 also saw us improve gross profit margin by 19 percentage points, while also reducing our SG&A expenses by $0.2 million. These are all solid signs that our recovery is continuing, and that the key strategic initiatives we implemented last year are producing the desired results.”

Mr. Hess stressed that these latest results do not yet include any significant contribution from ENG’s new field service operations in the Permian Basin, construction services or the company’s gas-to-liquids technology acquired earlier this year.

"We are confident that the steps we’ve taken to broaden the range of services offered to our clients will continue to fuel our growth and provide a steady pipeline of future work."

For the nine months ended September 24, 2022, the company had a net loss of $7.5 million, or $(.21) per share, on revenue of $31.8 million, compared with a net loss of $1.8 million, or $(.06) per share, on revenue of $29.4 million for the nine months ended September 25, 2021.

Last year’s reported net loss of $1.8 million included $8.0 million in Other Income which consisted of $5.0 million for the forgiveness of a PPP loan and $3.0 million of employee retention credits. The company’s $2.3 million improvement in Operating Loss from $9.6 million to $7.3 million was primarily due to increased utilization of personnel and a bad debt write off of $1.4 million with no comparable occurrence in 2022.

1

ENG’s $2.3 million increase in nine-month revenue compared to the same period last year was primarily due to the progress of work on existing contracts and new awards within the Government Services segment and new awards within the Commercial segment.

The following is a summary of the income statements for the three- and nine-month periods ended September 24, 2022 and September 25, 2021:

	For the Three Months Ended		For the Nine Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Revenue	$13,056	$5,921	$31,777	$29,449
Gross profit (loss)	664	(814)	1,338	272
Selling, general and administrative expenses	2,920	3,089	8,653	9,914
Operating loss	(2,256)	(3,903)	(7,315)	(9,642)
Net income (loss)	(2,335)	2,401	(7,488)	(1,809)

The following table illustrates the composition of the company's revenue and profitability for its operations for the three- and nine-month periods ended September 24, 2022 and September 25, 2021:

	Three Months Ended				Three Months Ended
(amounts in thousands)	September 24, 2022				September 25, 2021
Segment	Total Revenue	% of Total Revenue	Gross Profit (Loss) Margin	Operating Profit (Loss) Margin	Total Revenue	% of Total Revenue	Gross Profit (Loss) Margin	Operating Profit (Loss) Margin

Commercial	$10,229	78.3%	(3.6)%	(19.0)%	$3,935	66.5%	(27.7)%	(66.7)%
Government Services	2,827	21.7%	36.5%	30.7%	1,986	33.5%	13.8%	0.3%
Consolidated	13,056	100.0%	5.1%	(17.3)%	5,921	100.0%	(13.7)%	(65.9)%

	Nine Months Ended				Nine Months Ended
(amounts in thousands)	September 24, 2022				September 25, 2021
Segment	Total Revenue	% of Total Revenue	Gross Profit (Loss) Margin	Operating Profit (Loss) Margin	Total Revenue	% of Total Revenue	Gross Profit (Loss) Margin	Operating Loss Margin

Commercial	$24,835	78.2%	(2.4)%	(21.2)%	$23,141	78.6%	(1.6)%	(26.0)%
Government Services	6,942	21.8%	27.8%	19.8%	6,308	21.4%	10.3%	(0.5)%
Consolidated	31,777	100.0%	4.2%	(23.0)%	29,449	100.0%	0.9%	(32.7)%

The following table presents certain balance sheet items as of September 24, 2022 and December 25, 2021:

(amounts in thousands)	As of September 24, 2022	As of December 25, 2021
Cash and cash equivalents	$9,664	$19,202
Working capital	16,724	26,263

2

ENGlobal Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(amounts in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Operating revenues	$13,056	$5,921	$31,777	$29,449
Operating costs	12,392	6,735	30,439	29,177
Gross profit (loss)	664	(814)	1,338	272

Selling, general and administrative expenses	2,920	3,089	8,653	9,914
Operating loss	(2,256)	(3,903)	(7,315)	(9,642)

Other income (expense):
Other income, net	5	6,371	36	8,061
Interest expense, net	(63)	(46)	(166)	(161)
Income (loss) from operations before income taxes	(2,314)	2,422	(7,445)	(1,742)

Provision for federal and state income taxes	21	21	43	67

Net income (loss)	(2,335)	2,401	(7,488)	(1,809)

Basic and diluted income (loss) per common share:	$(0.07)	$0.07	$(0.21)	$(0.06)

Basic and diluted weighted average shares used in computing income (loss) per share:	35,802	35,139	35,492	30,776

3

ENGlobal Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands, except share and per share amounts)

	September 24, 2022	December 25, 2021
ASSETS
Current Assets:
Cash	$9,664	$19,202
Trade receivables, net of allowances of $273 and $1,673	10,067	7,692
Prepaid expenses and other current assets	659	958
Payroll taxes receivable	1,988	3,065
Contract assets	5,820	4,177
Total Current Assets	28,198	35,094
Property and equipment, net	1,532	1,698
Goodwill	720	720
Intangible assets, net of accumulated amortization	2,674	—
Other assets
Right of use asset	8,138	4,251
Deposits and other assets	313	306
Total Other Assets	8,451	4,557
Total Assets	$41,575	$42,069

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$3,565	$2,001
Accrued compensation and benefits	2,196	2,183
Current portion of leases	1,560	1,389
Contract liabilities	1,220	2,054
Current portion of deferred payroll tax	537	537
Other current liabilities	723	667
Short-term contingent consideration	101	—
Short-term debt	1,572	—
Total Current Liabilities	11,474	8,831

Long-term contingent consideration	1,279	—
Long-term debt	—	1,035
Long-term leases	7,525	4,012
Total Liabilities	20,278	13,878
Commitments and Contingencies (Note 8)
Stockholders’ Equity:
Common stock - $0.001 par value; 75,000,000 shares authorized; 35,800,617 shares issued and outstanding at September 24, 2022 and 35,230,675 shares issued and outstanding at December 25, 2021	36	35
Additional paid-in capital	57,996	57,403
Accumulated deficit	(36,735)	(29,247)
Total Stockholders’ Equity	21,297	28,191
Total Liabilities and Stockholders’ Equity	$41,575	$42,069

4

ENGlobal Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Nine Months Ended
	September 24, 2022	September 25, 2021
Cash Flows from Operating Activities:
Net loss	$(7,488)	$(1,809)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	691	355
Share-based compensation expense	165	166
Forgiveness of PPP Loan	—	(4,974)
Changes in current assets and liabilities
Trade accounts receivable	(2,375)	2,479
Contract assets	(1,643)	435
Other current assets	1,369	(2,415)
Accounts payable	1,564	(699)
Accrued compensation and benefits	13	(1,085)
Contract liabilities	(834)	(594)
Income taxes payable	(8)	(32)
Other current liabilities, net	64	(458)
Net cash used in operating activities	$(8,482)	$(8,631)

Cash Flows from Investing Activities:
Asset acquisition, net of cash acquired	(971)	—
Property and equipment acquired	(291)	(187)
Net cash used in investing activities	$(1,262)	$(187)

Cash Flows from Financing Activities:
Issuance of common stock, net	—	19,993
At-the-market offering costs	(97)	—
Payments on finance leases	(233)	(94)
Interest on PPP loan	—	25
Proceeds from revolving credit facility, net	536	(113)
Net cash provided by financing activities	$206	$19,811
Net change in cash	(9,538)	10,993
Cash at beginning of period	19,202	13,706
Cash at end of period	$9,664	$24,699

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$167	$155
Right of use assets obtained in exchange for new operating lease liability	$4,864	$2,613
Cash paid during the period for income taxes (net of refunds)	$51	$151
Asset acquisition, common stock issued	$525	—
Asset acquisition, contingent consideration	$1,380	—
Non-cash transaction: PPP Loan forgiveness	—	4,974

5

For further information on ENG's third quarter 2022 financial results, please refer to its Form 10-Q filing on the company's website at www.englobal.com , or on the SEC's website at www.sec.gov .

Conference Call

Management will host a conference call at 9:00 am Eastern time today to discuss ENG's third quarter 2022 financial results, provide updates on potential contract awards, and discuss the company's growth outlook for the remainder of the year.

To participate in the conference call, please dial in five to ten minutes before the call: (Toll Free) 877-545-0523 domestically, or 973-528-0016 internationally. Entry code: 705296

The conference call will also be broadcast live over the Internet and can be accessed at:

https://www.webcaster4.com/Webcast/Page/2272/46868

The teleconference replay will be available shortly after the completion of the live event through 9:00 am Eastern time on November 15, 2022. You may access the replay by dialing (Toll Free) 877-481-4010 domestically, or 919-882-2331 internationally, and referencing conference ID 46868.

You may also access the replay by visiting the company's web site:

https://www.englobal.com/events-and-presentations/

About ENG

ENG (NASDAQ:ENG) is a leading provider of complete project solutions for renewable and traditional energy throughout the United States and internationally. ENG operates through two business segments: Commercial and Government Services. The Commercial segment provides engineering, design, fabrication, construction and integration of automated control systems as a complete packaged solution for its clients. The Government Services segment provides engineering, design, installation, operations, and maintenance of various government, public sector, and international facilities, specializing in turnkey automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the Company and its businesses is available at www.englobal.com.

6

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations, including those relating to its future results, its future operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties. For a discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ENG's filings with the Securities and Exchange Commission, including the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

Click here to join our email list: https://www.englobal.com/investors/

CONTACT:

Market Makers - Investor Relations

Jimmy Caplan

512-329-9505

Email: jimmycaplan@me.com

Market Makers - Media Relations

Rick Eisenberg

212-496-6828

Email: eiscom@msn.com

7